Ethics Office MyCompliance.fmr.com 2024 Rules for Employee Investing CODE OF ETHICS FOR PERSONAL INVESTING Fund Access Version

Rules for Employee Investing The Rules for Employee Investing are fairly comprehensive. They cover most of the personal investing situations a Fidelity employee is likely to experience. Yet it’s always possible you will encounter a situation that isn’t fully addressed by the rules. If that happens, you need to know what to do. The easiest way to make sure you are making the right decision is to follow these three principles: 1. Know the policy. If you think your situation isn’t covered, check again. It never hurts to take a second look at the rules. 2. Seek guidance. Asking questions is always appropriate. Talk with your manager or the Ethics Office if you’re not sure about the policy requirements or how they apply to your situation. Additionally, resources are available at MyCompliance to assist you with your questions. 3. Use sound judgment. Analyze the situation and weigh the options. Think about how your decision would look to an outsider. Understanding and following the Rules for Employee Investing is one of the most important ways we can ensure our customers’ interests always come first. These Rules for Employee Investing contain the Code of Ethics for Personal Investing and the Global Policy on Inside Information. The Fund Access Version of the Code of Ethics for Personal Investing contains rules about owning and trading securities for personal benefit. This version applies to officers, directors, and employees of Fidelity companies that are involved in the management and operations of Fidelity’s funds, or have access to non-public information about the funds, including investment advisors to the funds, the principal underwriter of the funds, and anyone designated by the Ethics Office. Keep in mind that if you change jobs within Fidelity, a different version of the Code of Ethics may apply to you. The Global Policy on Inside Information, which applies to every Fidelity employee, contains rules on inside information and how to prevent its unauthorized use or dissemination. 1 | Code of Ethics for Personal Investing 4 Rules for All Employees Subject to This Code of Ethics What’s Required Acknowledging that you understand the rules Complying with securities laws Reporting violations to the Ethics Office Disclosing securities accounts and holdings in covered securities Moving covered accounts to Fidelity Moving holdings in Fidelity funds to Fidelity Disclosing transactions of covered securities Disclosing gifts and transfers of ownership of covered securities Getting approval before engaging in private securities transactions Clearing trades in advance (pre-clearance) Surrendering 60-day gains (60-Day Rule) What’s Prohibited Trading restricted securities Selling short Participating in an IPO Participating in an investment club Investing in a hedge fund Excessive trading Buying securities of certain broker-dealers Trading after a research note Profiting from knowledge of fund transactions Influencing a fund to benefit yourself or others Attempting to defraud a client or fund Using a derivative to get around a rule 4 Additional Rules for Traders, Research 12 Analysts, and Portfolio Managers All rules listed above plus the rules in this section What’s Required Notification of your ownership of covered securities in a research note Disclosing trading opportunities to the funds before personally trading What’s Prohibited Trading within seven days of a fund you manage Key Concepts 14 CONTACT INFORMATION Ethics Office (including Pre-Clearance) Phone: +1 (800) 580-8780 Email: ethics.office@fmr.com Web: MyCompliance.fmr.com Pre-clearance: preclear.fmr.com (internal) or preclear.fidelity.com (external)

Other policies you should be aware of (available at MyCompliance.fmr.com) There are other policies that you need to be familiar with, including: Professional Conduct Policy, Reporting of Criminal Matters Policy, Personal Conflicts of Interest Policy, and other Fidelity-wide policies Inclusive & Respectful Workplace (prohibiting discrimination and harassment) Policy Electronic Communications Policy, Social Media Policy, and Systems Usage Policy Information Protection Policy Anti-Money Laundering Policy Corporate Gifts & Entertainment Policy Outside Business Activities Policy Global Anti-Corruption Policy and applicable Supplements to the Global Anti-Corruption Policy

Code of Ethics for Personsl Investing Fund Access Version Following the rules — in letter and in spirit This Fund Access Version of the Code of Ethics contains rules about owning and trading securities for personal benefit. Certain rules, which are noted, apply both to you and to anyone else who is a covered person (see Key Concepts on page 14). You have a fiduciary duty to never place your personal interests ahead of the interests of Fidelity’s clients, including shareholders of the Fidelity funds. This means never taking unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. It also means avoiding any actual or potential conflicts of interest with the funds or Fidelity when managing your personal investments. Because no set of rules can anticipate every possible situation, it is essential that you follow these rules not just in letter, but in spirit as well. Any activity that compromises Fidelity’s integrity, even if it does not expressly violate a rule, has the potential to harm Fidelity’s reputation and may result in scrutiny or further action from the Ethics Office. WHAT’S REQUIRED Acknowledging that you understand the rules When you begin working for Fidelity, and again each year, you are required to: acknowledge that you understand and will comply with all rules that apply to you authorize Fidelity to have access to all your covered accounts (see Key Concepts on page 14) and to obtain and review account and transaction data (including duplicate copies of non-Fidelity account statements) for compliance or employment-related purposes acknowledge that you will comply with any new or existing rules that become applicable to you in the future To Do Promptly take action on any emails or alerts that you receive from the Ethics Office requiring you to acknowledge the Code of Ethics. All employees need to acknowledge within 10 days of receipt. CODE OF ETHICS — FUND ACCESS VERSION 4

Complying with securities laws In addition to complying with these rules and other company-wide policies, you need to comply with U.S. securities laws and any other securities laws to which you are subject. Reporting violations to the Ethics Office If you become aware that you or someone else has violated any of these rules, you need to promptly report the violation. To Do Call the Ethics Office Service Line at 617-563-5566 or 800-580-8780. Call the Chairman’s Line at 800-242-4762 if you would prefer to speak on a non-recorded line. Disclosing securities accounts and holdings in covered securities You must disclose all securities accounts — those that hold covered securities (see Key Concepts on page 14) and those that do not. You must also disclose all covered securities held in your covered accounts and those not held in an account. This rule covers not only securities accounts and holdings under your own name or control, but also those under the name or control (including trading discretion or investment control) of your covered persons (see Key Concepts on page 14). It includes securities accounts held at Fidelity as well as those held at other financial institutions. Information regarding these holdings must not be more than 45 days old when you submit it. To Do Employees newly subject to this rule Within 10 days of hire or of being notified by the Ethics Office that this version of the Code of Ethics applies to you, you will be asked to certify as to your understanding of the applicable Code of Ethics and, in conjunction with your certification, you will be required to disclose all your securities accounts and holdings in covered securities not held in an account. Submit the most recent statement for each securities account listed to the Ethics Office if not held at Fidelity. Current employees Each year, you will be asked to complete an Annual Code of Ethics Certification. You will be required to confirm that all information previously disclosed is accurate and complete. As soon as any new securities account is opened, or a preexisting securities account becomes associated with you (such as through marriage or inheritance), complete an Account Disclosure Form (available at MyCompliance.fmr.com) with the new information and submit it promptly to the Ethics Office. On your next Quarterly Trade Verification, confirm that the list of disclosed securities accounts in the appropriate section of the report is accurate and complete.

Automatic investment plan A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) covered accounts according to a set schedule and allocation. Moving covered accounts to Fidelity You and your covered persons need to maintain all covered accounts (see Key Concepts on page 14) at Fidelity Brokerage Services LLC (FBS). Exceptions — No Approval Required You and your covered persons may open and/or maintain an account(s) at Digital Brokerage Services LLC (DBS) without obtaining prior approval from the Ethics Office. Exceptions — Approval Required With prior written approval from the Ethics Office, you and your covered persons can maintain a covered account at a broker-dealer other than FBS and/or DBS if any of the exceptions below apply. Note that approval must be obtained prior to opening any new covered account outside FBS (other than at DBS): it contains only securities that cannot be transferred it exists solely for investment products or investment services that FBS does not provide — Note: Approval will not be granted for requests based on ancillary account features or promotional offers it exists solely because your covered person’s employer also prohibits external covered accounts it is a discretionary managed account (see Key Concepts on page 14) it is associated with an ESOP (employee stock option plan) in which a covered person is a participant through his or her current employer, or was from a previous employer, and for which the employee has options that have not yet vested it is associated with an ESPP (employee stock purchase plan) in which a covered person is a participant through his or her current employer it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic investment plan with a public company (collectively, “automatic investment plans”) in which regularly scheduled purchases are made or planned on a monthly basis it is required by a trust agreement it is associated with an estate of which you or any of your covered persons are the executor and involvement with the account is temporary transferring the account would be inconsistent with other applicable rules To Do Transfer assets to an FBS account. Close all external covered accounts except for those that you have received written permission to maintain (other than DBS accounts). Note that you must disclose all covered accounts which were still open as of your date of hire, even if those accounts are in the process of being closed or transferred to an FBS account. For permission to maintain an external covered account, submit a completed Account Exception Request form (available at MyCompliance.fmr.com) to the Ethics Office. Follow the specific instructions for each type of account and provide a current statement for each account. Comply with any Ethics Office request for duplicate reporting, such as account statements and transaction reports. Moving holdings in Fidelity funds to Fidelity You and your covered persons need to maintain holdings in shares of Fidelity funds in a Fidelity account. Exceptions — No Approval Required You and your covered persons can continue to maintain a preexisting interest in either of the following: · a Fidelity money market fund · a variable annuity or life insurance product whose underlying assets are held in Fidelity-advised funds You and your covered persons can hold shares of Fidelity funds in a DBS account Exceptions — Approval Required With prior written approval from the Ethics Office, you or your covered persons can maintain holdings in Fidelity funds in an account outside Fidelity (other than at DBS) if any of the following apply: the holdings are in a defined benefit or contribution plan, such as a 401(k), that is administered by a company at which a covered person is currently employed the holdings are in a retirement plan and transferring them would result in a tax penalty the holdings are in a discretionary managed account (see Key Concepts on page 14) maintaining the holdings in the external account is required by a trust agreement the holdings are associated with an estate of which you or any of your covered persons is the executor, and involvement with the account is temporary you can show that transferring the holdings would create a significant hardship To Do Transfer shares of Fidelity funds to a Fidelity account except for those that you have received written permission to maintain (other than DBS accounts). For permission to maintain shares of Fidelity funds in an account at another financial institution, submit a completed Account Exception Request form (available at MyCompliance.fmr.com). Attach a current statement for each account you list on the form. Forward the form and statement(s) to the Ethics Office.

Disclosing transactions of covered securities You need to disclose transactions of covered securities made by you and your covered persons. For accounts held at FBS and DBS that you have disclosed, the Ethics Office will receive transaction reports automatically. For approved covered accounts held outside FBS or DBS, comply with any Ethics Office requests for duplicate reporting. For any other transactions in covered securities (for example, if you or any of your covered persons purchases interests in a Fidelity-advised investment product in a non-brokerage account outside Fidelity), you need to disclose this transaction information to the Ethics Office. Exception You do not have to report transactions in a covered account if the transactions are being made through an approved discretionary managed account or under an automatic investment plan (see Key Concepts on page 14) and the details of the account or plan have been provided to the Ethics Office. To Do For transactions in covered securities not made through a covered account, submit a completed Security Transactions report (available at MyCompliance.fmr.com) to the Ethics Office within 30 days following the end of the quarter in which the transaction was completed. When requested each quarter, promptly confirm or update your transaction history in covered securities on the Quarterly Trade Verification. Provide the details of any automatic investment plan to the Ethics Office. Disclosing gifts and transfers of ownership of covered securities You need to notify the Ethics Office of any covered securities that you or your covered persons give, donate, or transfer to another party, or that you or your covered persons receive from another party. This includes, among other things, inheritances of covered securities and donations of covered securities to charities. To Do Complete a Security Transactions report (available at MyCompliance.fmr.com) within 30 days following the end of the quarter during which the gift or transfer was made. When requested each quarter, promptly confirm or update your history of giving, donating, transferring, or receiving covered securities on the Quarterly Trade Verification. Exception You do not have to submit a Security Transactions report for any gifts, donations, or transfers of covered securities if being made to a Fidelity Charitable Giving Account. The Ethics Office will arrange to get reporting from Fidelity Charitable and will update the Quarterly Trade Verification. Getting approval before engaging in private securities transactions You and your covered persons need prior written approval from the Ethics Office for each and every intended investment in a private placement or other private securities transaction in covered securities, including non-public limited entities (e.g., limited partnerships, LLCs, S Corporations, or other legal entities). This includes any add-on, any subsequent investment, or any investment whose terms materially differ from any previous approval you may have received. To Do Before engaging in any private securities transaction, submit a Private Securities Request form (available at MyCompliance.fmr.com). Report the final transaction within 30 days following the end of the quarter in which it was completed using a Security Transactions report (available at MyCompliance.fmr.com). When requested each quarter, promptly confirm or update your transaction history in private securities transactions on the Quarterly Trade Verification. Confirm your holdings in completing your Annual Code of Ethics Certification. For private securities transactions offered by a Fidelity company, the Ethics Office will typically preapprove such investments for employees who are offered an opportunity to invest. In such cases, you will receive notification that the offering has been preapproved by the Ethics Office. Prohibited transaction You and your covered persons are prohibited from selling and/or offering your privately held shares into an IPO. CODE OF ETHICS — FUND ACCESS VERSION 7

Delegating pre-clearance responsibilities In very limited circumstances, you may, with the prior written approval of the Ethics Office, designate someone to obtain pre- clearance approvals for you. In such a case, the agent is responsible for obtaining the correct approvals, and you are responsible for maintain- ing reasonable supervision over that person’s activities related to pre-clearance. A TRADE To avoid errors, use these step-by-step instructions: External 800-580-8780. Clearing trades in advance (pre-clearance) You and your covered persons must obtain pre- clearance approval before placing any orders to buy, sell, or tender a covered security (see “How to Pre- Clear a Trade” in the sidebar). The purpose of this rule is to reduce the possibility of conflicts between personal trades in covered securities and trades made by the funds. When you apply for pre- clearance, you are not just asking for approval, you are giving your word that you and your covered persons: do not have any inside information on the security you want to trade (see Global Policy on Inside Information on page 15) are not using knowledge of actual or potential fund trades to benefit yourself or others believe the trade is available to the general investor on the same terms will provide any relevant information requested by the Ethics Office Generally, requests will not be approved if it is determined that your transaction may take advantage of trading by the funds or create an actual or perceived conflict of interest with fund trades. Note: If a non-covered person has authority to trade on one of your covered account(s), the non-covered person is also expected to pre-clear trades for that covered account. The rules of pre-clearance It is important to understand the following rules before requesting pre-clearance for a trade: You have to request — and receive — pre- clearance approval during the market session in which you intend to trade and prior to placing the trade. Pre-clearance approval is only good during the market session for which you receive it. If you do not trade during the market session for which you were granted approval, it expires. Place day orders only (orders that automatically expire at the end of the trading session). Good-til- cancelled orders (such as orders that stay open indefinitely until a security reaches a specified market price) are not permitted. Check the status of all orders at the end of the market session and cancel any orders that have not been executed. If any covered person leaves an order open and it is executed the next day (or later), it will generate a violation that will be assigned to you. Trade only during the regular market hours, or the after-hours trading session, of the exchange(s) where the security in question is traded. Place requests for pre-clearance after the market has been open for a while, as pre-clearance is not available right at market opening. To find out when pre-clearance for a given market typically becomes available, visit preclear.fmr.com (internal) or preclear.fidelity.com (external). Unless an exception listed below applies or the Ethics Office has instructed you otherwise, these pre-clearance rules apply to all your covered accounts — including Fidelity accounts and any outside covered accounts that belong to you or any of your covered persons. Exceptions You do not need to pre-clear trades or transactions in certain covered securities. These include: shares of Fidelity funds exchange-traded funds (ETFs) (note that you and your covered persons are restricted from trading in single-stock ETFs) options and futures that are based on an index (e.g., S&P 100 and S&P 500) or that are based on one or more instruments that are not covered securities (e.g. commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities) securities being transferred as a gift or a donation automatic dividend reinvestments subscription rights currency warrants the regular exercise of an employee stock option (note that any resulting sale of the underlying stock at current market prices must be pre- cleared) With the prior written approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are: trades in a discretionary managed account (see Key Concepts on page 14) trades made through an automatic investment plan, the details of which have been disclosed to the Ethics Office in advance when you can show that a repeated rejection of your pre-clearance request is causing a significant hardship To Do Before placing any trade in a covered security, pre-clear it using the Fidelity Global Pre-Clearance System, available at preclear.fmr.com (internal) and preclear.fidelity.com (external). Immediately cancel any good-til-cancelled orders in your covered accounts. CODE OF ETHICS — FUND ACCESS VERSION 8

Option transactions under the 60-Day Rule Option transactions can be matched either to a prior purchase of the under- lying security or to prior option transactions in the opposite direction. When matching an option transaction to prior purchases of the underlying security, opening an option position by selling a call or buying a put is treated as a sale and will be matched to any purchases of the underlying security made during the preceding 60 days. When matching an option transaction to prior option transactions, a closing position is matched to any like opening positions taken during the preceding 60 days. When exercising an option, the initial purchase or sale of an option, not the exercise or assignment of the option, is matched to any opposite transactions made during the preceding 60 days. The sale of the underlying securities received from the exercise of an option will also be matched to any opposite transactions made during the period. There is no exception to the 60-Day Rule for the selling of securities upon the automatic exercise of an option that is in the money at its expiration date. To avoid surrendering 60-day gains that would result from an automatic liquidation, you need to cancel the automatic liquidation before it happens. Surrendering 60-day gains (60-Day Rule) Any sale of covered securities in a covered account will be matched against any purchases of that security, or its equivalent, in the same account during the previous 60 days (starting with the earliest purchase in the 60-day period). Any gain resulting from any matched transactions must be surrendered. For specific information about how certain option transactions are treated under this rule, see the sidebar and the examples below. In addition, the premium received from the opening of an option position in which the expiration of that contract will occur within the next 60 days must be surrendered (e.g., selling a call to open or selling a put to open that expires within 60 days). Gains are calculated differently under this rule than they would be for tax purposes. Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule. Exceptions This rule does not apply: to transactions in shares of Fidelity funds to transactions in options and futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, FTSE 100, FTSE 250, Hang Seng, MSCI China, MSCI EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX Nifty (Nifty 50), Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Europe 350, S&P MidCap 400, and S&P/TSX 60 to transactions in options, futures, and ETFs based on one or more instruments that are not covered securities (e.g., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities) to transactions made in a discretionary managed account (see Key Concepts on page 14) that has been approved by the Ethics Office to transactions under an automatic investment plan, and the details of the plan have been provided to the Ethics Office to tax-planning transactions, provided that there is a demonstration of how the proposed transaction relates to the covered person’s tax strategy; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office when the rule would impose a substantial unforeseen personal financial hardship on the employee; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office (note that an employee seeking relief must establish a bona fide financial hardship, such as unforeseen medical expenses, and should be prepared to demonstrate, among other things, that he or she possesses no other assets to meet the financial need) To Do Before trading a covered security in a covered account that might trigger the 60-Day Rule, make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases are involved. If you have any questions about this provision, call the Ethics Office at 617-563-5566 or 800-580-8780. To request permission for a tax-planning or hardship exception, you must contact the Ethics Office before trading. Allow at least two business days for your request to be considered. Approvals will be based on fund trading and other pre-clearance tests. You are limited to a total of five exceptions per calendar year across all your covered accounts. EE XX A M PP LL EE SS 60 DAYS Additional examples are available on MyCompliance in the 60-Day Rule Job Aid. Example 1 The March 25 sale is matched to the February 2 purchase JAN 20 FEB 2 MAR 1 MAR 25 (not the January 20 purchase, which Buy Buy Buy Sell was more than 60 days prior). 100 shares 200 shares 200 shares 100 shares Surrendered: $500 ($5 x 100 shares) at $16 each at $10 each at $17 each at $15 each Example 2 The March 25 call option sale is matched to the February 2 purchase of the underlying security (the call’s execution price and expiration date are FEB 2 Sell callMAR option 25 to open immaterial). Surrendered: $500 (the Buy 100 shares premium for selling the option) at $10 each for 100 shares at $5; receive $500 premium Example 3 The March 25 call option purchase is a closing transaction and is matched to the February 2 sale (since that opening transaction was made within 60 days). Surrendered: FEB 2 MAR 25 $200 (difference between premium Sell one call option to Buy an identical call received and premium paid) open at $5; receive option to close at $3; $500 premium pay $300 premium

Selling short Selling a security that is on loan to you from a broker- dealer (rather than owned by you) at the time you sell it. Option transactions You are not permitted to use the same underlying shares of a security to cover two different option transactions (e.g., if you own 100 shares of a stock, you can sell 1 covered call or buy 1 protective put using those shares to cover your short position, but you cannot execute both option transactions using the same underlying shares). WHAT’S PROHIBITED Trading restricted securities Neither you nor your covered persons may trade a security that Fidelity has restricted. If you have been notified not to trade a particular security, neither you nor your covered persons may trade that security until you are notified that the restriction has been removed. Note:Fidelity has restricted trading in all single-stock exchange traded products. Selling short The short position in a particular covered security may not exceed the number of shares of that security held in the same account. This prohibition includes the following actions: selling securities short, buying puts to open, selling calls to open, as well as writing straddles, collars, and spreads. Exceptions Options and futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, FTSE 100, FTSE 250, Hang Seng, MSCI China, MSCI EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX Nifty (Nifty 50), Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Europe 350, S&P MidCap 400, and S&P/TSX 60 Options, futures, and ETFs based on one or more instruments that are not covered securities (e.g., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities) Participating in an IPO Neither you nor your covered persons are allowed to participate in an initial public offering (IPO) of securities where no public market in a similar security of the issuer previously existed. This rule applies to equity securities, corporate debt securities, and free stock offers through the Internet. Exceptions With prior written approval from the Ethics Office, you or your covered persons may participate if: you or your covered persons have been offered shares because you already own equity in the company you or your covered persons have been offered shares because you are a policyholder or depositor of a mutual company that is reorganizing into a stock company you or your covered persons have been offered shares because of employment with the company you or your covered persons want to participate in an IPO of a closed-end fund To Do For written approval to participate in an IPO that may qualify as an exception, submit to the Ethics Office a completed Request Initial Public Offering (IPO) Exception form (available at MyCompliance.fmr.com). Do not participate in any IPO without prior written approval from the Ethics Office. Participating in an investment club Neither you nor your covered persons may participate in an investment club or similar entity. Investing in a hedge fund Neither you nor your covered persons may invest in a hedge fund, alternative investment, or similar investment product or vehicle. Exceptions Investment products or vehicles issued or advised by Fidelity. A hedge fund, alternative investment, or similar investment product or vehicle that you or your covered persons bought before joining Fidelity. The prior written approval of your manager and the Ethics Office is required to qualify for this exception. Note that even if your request is approved, neither you nor your covered persons can make any further investments in the product. To Do To request an exception, submit a Private Securities Request form (available at MyCompliance.fmr.com) to the Ethics Office. Excessive trading Excessive trading in covered accounts is strongly discouraged. In general, anyone trading covered securities more than 60 times (other than Fidelity funds) in a quarter across all his or her covered accounts should expect additional scrutiny of his or her trades. Note that you and your covered persons also need to comply with the policies in any Fidelity fund prospectus concerning excessive trading. The Ethics Office monitors trading activity and may limit the number of trades allowed in your covered accounts during a given period. Exceptions Trades in a discretionary managed account (see Key Concepts on page 14) that has been approved by the Ethics Office. Trades made through an automatic, regular investment program that has been disclosed to the Ethics Office in advance. CODE OF ETHICS — FUND ACCESS VERSION 10

Buying broker- dealers securities of certain Neither you nor your covered persons are allowed to buy the securities of a broker-dealer or its parent company if the Ethics Office has restricted those securities. Trading after a research note Neither you nor your covered persons are allowed to trade a covered security of an issuer until two full business days have elapsed following the date of the publication of a research note on that issuer by any Fidelity entity. For purposes of clarity, the prohibited period begins with the publication of the note and continues for an additional two full business days. Profiting from knowledge of fund transactions You may not use your knowledge of transactions in funds or other accounts advised by any Fidelity entity to profit by the market effect of these transactions. Influencing a fund to benefit yourself or others The funds and accounts advised by Fidelity are required to act in the best interests of their shareholders and clients, respectively. Accordingly, you are prohibited from influencing any of these funds or accounts to act for the benefit of any party other than their shareholders or clients. For example, you may not influence a fund to buy, sell, or refrain from trading a security that would affect that security’s price to advance your own interests or the interests of a party that has or seeks to have a business relationship with Fidelity. Attempting to defraud a client or fund Attempting to defraud a fund or an account advised by any Fidelity entity in any way is a violation of Fidelity’s rules and securities law. Using a derivative to get around a rule If something is prohibited by these rules, then it is also against these rules to effectively accomplish the same thing by using a derivative. This includes futures, options, and other types of derivatives. HOW WE ENFORCE THE CODE OF ETHICS The Ethics Office regularly · dismissal from of Ethics and to decide how you will be notified of the reviews the forms and employment the rules apply to any outcome. reports it receives. If these · referral of the matter to given situation for the Appeals If you believe a reviews turn up information civil or criminal purpose of protecting the that is incomplete, request of yours has been questionable, or potentially in authorities funds and being consistent incorrectly denied or that an violation of the Code of · disclosure of the matter with the general principles action is not warranted, you Ethics, the Ethics Office will to a regulator as and objectives of the Code may appeal the decision. To investigate the matter and required by law or of Ethics. may contact you. make an appeal, you need to regulation Exceptions In cases where provide the Ethics Office with If it is determined that you or Fidelity takes all Code of exceptions to the Code of a written explanation of your any of your covered persons has violated the Code of Ethics violations seriously, Ethics are noted and you reasons for appeal within 30 Ethics, the Ethics Office or and, at least once a year, may qualify for them, you days of when you were another appropriate party provides the funds’ trustees need to get prior written informed of the decision. Be may take action. Among other with a summary of actions approval from the Ethics sure to include any things, subject to applicable taken in response to material Office. The way to request extenuating circumstances or law, potential actions may violations of the Code of any particular exception is other factors not previously include: Ethics. You should be aware discussed in the text of the considered. During the review · an informational memorandum that other securities laws and relevant rule. If you believe process, you may, at your own · a written warning regulations not addressed by that you have a situation expense, engage an attorney · a fine, a deduction from the Code of Ethics may also that warrants an exception to represent you. The Ethics wages, disgorgement of apply to you, depending on that is not discussed in the Office may arrange for senior profit, or other payment your role at Fidelity. Code of Ethics, you may management or other parties · a limitation or ban on The Head of Ethics and their submit a written request to to be part of the review personal trading process. The Ethics Office will designees retain the the Ethics Office. Your · referral of the matter to discretion to interpret and request will be considered notify you in writing about Human Resources grant exceptions to the Code by the Ethics Office, and the outcome of your appeal.

Additional Rules for Traders, Research Analysts, and Portfolio Managers Employees trading for the funds (traders), employees making investment recommendations for the funds (research analysts), and employees who manage a fund or a portion of a fund’s assets (portfolio managers) WHAT’S REQUIRED covered Notification securities of your in ownership a research of note You must check the box on a research note you are publishing to indicate any ownership, either by you or your covered persons, of any covered security of an issuer (see Key Concepts on page 14) that is the subject of the research note. the Disclosing funds before trading personally opportunities trading to There are three aspects to this rule: Disclosing information received from an issuer Any time you receive, directly from an issuer, material information about that issuer (that is not considered inside information), you must check to see if that information has been disclosed to the funds in a research note. If not, you must communicate that information to the funds before you or any of your covered persons personally trade any securities of that issuer. To Do Confirm whether a Fidelity research note has been published with the relevant information. If not, publish a research note or provide the information to the relevant head of research. If you are a trader, disclose the information to the analyst covering the issuer. If you think you may have received inside information, follow the rules in the Global Policy on Inside Information (see page 15). Disclosing information about an issuer that is assigned to you If you are a research analyst, you must disclose in a research note material information you have about an issuer that is assigned to you before you or any of your covered persons personally trade a security of that issuer. Exception You or any of your covered persons may be permitted to trade the assigned security in a covered account without publishing a research note if you have obtained the prior approval of both the relevant head of research and the Ethics Office. To Do Publish a research note with the relevant information, and indicate any ownership interest in the issuer that you or your covered persons may have before personally trading a security you are assigned to cover. · Note: You will not be able to obtain pre- clearance approval for your personal trade until two full business days have elapsed (not including the day the note was published) following the publication of your research note. To request an exception to this rule, first contact the relevant head of research and seek approval. Then contact the Ethics Office for approval. Do not personally trade the security until you have received full approval. Recommending trading opportunities In addition, you must recommend for the funds, and, if you are a portfolio manager, trade for the funds, a suitable security before personally trading that security. CODE OF ETHICS — FUND ACCESS VERSION 12

WHAT’S PROHIBITED Trading within seven days of a fund you manage Neither you nor your covered persons are allowed to trade within seven calendar days (not including the day of the trade) before or after a trade is executed in any covered security of the same issuer (see Key Concepts on page 14) by any of the funds you manage. Exceptions When the rule would work to the disadvantage of a fund You must never let a personal trade prevent a fund you manage from subsequently trading a covered security of the same issuer, if not making the trade would disadvantage the fund. However, you need approval from the Ethics Office before making any trades under this exception. The Ethics Office will need to know, among other things, what new information arose since the date of the trade in your covered account. When the conflicting fund trade results from standing orders A personal trade may precede a fund trade in a covered security of the same issuer when the fund’s trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund’s holdings in response to fund cash flows. When the conflicting fund trade is the result of a proportional slice A personal trade may precede a fund trade in a covered security of the same issuer when the fund’s trade was conducted as part of the execution of a proportional slice across the fund for cash management or rebalancing purposes. When the covered account is independently managed This exception applies only to discretionary managed accounts (See Key Concepts on page 14) that have received Ethics Office approval. When the conflicting personal trade or fund trade is in options or futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, FTSE 100, FTSE 250, Hang Seng, MSCI China, MSCI EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX Nifty (Nifty 50), Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Europe 350, S&P MidCap 400, and S&P/TSX 60 When the conflicting personal trade or fund trade is in options, futures, or ETFs based on one or more instruments that are not covered securities (e.g., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities). To Do Before trading personally, consider whether there is any likelihood that you may be interested in trading a covered security of the same issuer in your assigned funds within seven calendar days following the day of the fund trade. If so, refrain from personally trading in a covered account. If a fund you manage has recently traded a security, you must delay any covered account trades in any covered security of the same issuer for seven calendar days following the day of the most recent fund trade. Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds. Legal Information The Code of Ethics for Personal Investing constitutes the code of ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940 for the Fidelity funds, investment advisers or principal underwriters, and any other entity designated by the Ethics Office.

KEY CONCEPTS These definitions encompass broad categories, and the examples given are not all inclusive. If you have any questions regarding these definitions or application of these rules to a person, security, or account that is not addressed in this section, you can contact the Ethics Office for additional guidance. Covered person Fidelity is concerned not only that you observe the requirements of the Code of Ethics, but also that those in whose affairs you are actively involved observe the Code of Ethics. This means that the Code of Ethics can apply to persons owning assets over which you have control or influence or in which you have an opportunity to directly or indirectly profit or share in any profit derived from a securities transaction. This includes: you your spouse or domestic partner who shares your household any other immediate family member who shares your household and (a) is under 18 or (b) is supported financially by you or who financially supports you anyone else the Ethics Office has designated as a covered person This is not an exclusive list, and a covered person may include, for example, immediate family members who live with you but whom you do not financially support, or whom you financially support or who financially support you but who do not live with you. If you have any doubt as to whether a person would be considered a “covered person” under the Code of Ethics, contact the Ethics Office. Immediate family member Your spouse or domestic partner who shares your household, and anyone who is related to you in any of the following ways, whether by blood, adoption, or marriage: children, stepchildren, and grandchildren parents, stepparents, and grandparents siblings parents-, children-, and siblings-in-law Domestic partner A person in a marriage-like relationship with you who is not your relative, has reached the age of majority, and is not married to any other person. You and your domestic partner must have lived together for at least one year, with the intent to be life partners, and generally must be economically interdependent. Covered account The term “covered account” encompasses a fairly wide range of accounts. Important factors to consider are: your actual or potential investment control over an account, including whether you have trading authority, power of attorney, or investment control over an account Specifically, a covered account is a brokerage account or any other type of account that holds, or is capable of holding, a covered security, and that belongs to, or is controlled by (including trading discretion or investment control), any of the following: a covered person any corporation or similar entity where a covered person is a controlling shareholder or participates in investment decisions by the entity any trust of which you or any of your covered persons: – participates in making investment decisions for the trust – is a trustee of the trust – is a settlor who can independently revoke the trust and participate in making investment decisions for the trust Exception With prior written approval from the Ethics Office, a covered account may qualify for an exception from these rules where: it is the account of a nonprofit organization and a covered person is a member of a board or committee responsible for the investments of the organization, provided that the covered person does not participate in investment decisions with respect to covered securities it is an educational institution’s account that is used in connection with an investment course that is part of an MBA or other educational program, and a covered person participates in investment decisions with respect to the account Fidelity fund The terms “fund” and “Fidelity fund” mean any investment company or pool of assets that is advised or sub advised by any Fidelity entity. Issuer An entity, including its wholly owned bank branch, foreign office, or term note program that offers securities or other financial instruments to investors. Discretionary Managed Account A covered account may be eligible for certain exceptions, as specified in the Code of Ethics, with prior written approval of the Ethics Office validating that the covered account is managed by a third-party investment advisor who has discretionary trading authority over that covered account. To qualify for this exception, the third-party investment advisor must exercise all trading discretion over the covered account and will not accept any order to buy or sell specific securities from the employee or any other covered person. An approved discretionary managed account will still be subject to the Code of Ethics and all provisions in the Code of Ethics unless otherwise stated in a specific exception. Covered security This definition applies to all persons subject to this version of the Code of Ethics. Covered securities include securities in which a covered person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such securities, and encompasses most types of securities, including, but not limited to: shares of Fidelity mutual funds (except money market funds), including shares of Fidelity funds in a 529 plan shares of another company’s mutual fund if it is advised by Fidelity (check the prospectus to see if this is the case) interests in a variable annuity or life insurance product in which any of the underlying assets are held in funds advised by Fidelity, such as Fidelity VIP Funds (check the prospectus to see if this is the case) interests in Fidelity’s deferred compensation plan reflecting hypothetical investments in Fidelity funds interests in Fidelity’s deferred bonus plan (ECI) reflecting hypothetical investments in Fidelity funds shares of stock (of both public and private companies) ownership units in a private company or partnership corporate and municipal bonds bonds convertible into stock options on securities (including options on stocks and stock indexes) security futures (futures on covered securities) shares of exchange-traded funds (ETFs) shares of closed-end funds Exceptions The following are not considered covered securities (please note that securities accounts holding non-covered securities still require disclosure): shares of money market funds (including Fidelity money market funds) shares of non-Fidelity open-end mutual funds (including shares of funds in non-Fidelity 529 plans) shares, debentures, or other securities issued by FMR LLC to you as compensation or a benefit associated with your employment U.S. Treasury securities obligations of U.S. government agencies with remaining maturities of one year or less money market instruments, such as certificates of deposit, banker’s acceptances, and commercial paper currencies commodities (such as agricultural products or metals), and options and futures on commodities that are traded on a commodities exchange CODE OF ETHICS — FUND ACCESS VERSION 14